UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 21, 2016, Aspen Insurance Holdings Limited (the “Company”) held its 2016 annual general meeting of shareholders (the “Annual General Meeting”). Proxies with respect to the matters voted upon at the Annual General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. All the resolutions put forward at the Annual General Meeting were approved by the requisite majority vote. The final voting results of the Annual General Meeting are set out below:

(1) Proposal 1 regarding the re-election of Messrs. Ronald Pressman and Gordon Ireland and the election of Karl Mayr as Class III directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald Pressman	52,872,888	416,614	2,405,274
Gordon Ireland	52,959,313	330,189	2,405,274
Karl Mayr	52,959,513	329,989	2,405,274

(2) Proposal 2 regarding the non-binding, advisory vote approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, filed on March 10, 2016 with the U.S. Securities and Exchange Commission (“Say-On-Pay Vote”).

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Approval of Named Executive Officers’ Compensation	50,388,021	2,858,157	43,324	2,405,274

(3) Proposal 3 regarding the approval of the Company’s 2016 Stock Incentive Plan for Non-Employee Directors (“NEDs”).

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Approval of 2016 Stock Incentive Plan for NEDs	51,221,435	2,019,992	48,075	2,405,274

(4) Proposal 4 regarding the re-appointment of KPMG LLP (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2016, and to authorize the Company’s Board of Directors through the Audit Committee to set the remuneration for KPMG.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Re-appointment of KPMG	55,201,138	457,452	36,186	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: April 22, 2016	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer